Contact:

Arthur F. Birmingham
Peapack-Gladstone Financial Corporation
T: 908-719-4308

PEAPACK-GLADSTONE FINANCIAL CORPORATION
REPORTS ANNUAL AND FOURTH QUARTER EARNINGS

GLADSTONE, N.J.—(BUSINESS WIRE)—February 1, 2006 - Peapack-Gladstone Financial Corporation (AMEX:PGC) reported record net income for the year ended December 31, 2005 of $13.13 million, an increase of $21 thousand from the $13.11 million reported for the year ended December 31, 2004. The per share diluted earnings were $1.56 for both 2005 and 2004. The annualized return on average assets was 1.12 percent and the annualized return on average equity was 13.49 percent for 2005.

Net income was $3.0 million for the fourth quarter of 2005, a decline of $89 thousand, or 2.9 percent as compared to $3.1 million in the same period in 2004. Net income per diluted share was $0.36 in the fourth quarter of 2005 as compared to $0.37 in the year ago period.

“We continue to execute our strategic plan of growing our businesses by providing superior banking and financial services and expanding into contiguous markets,” stated Frank A. Kissel, Chairman and Chief Executive Officer. “With regard to expansion, we recently received approval to open our twenty-first branch in the city of Summit, which is expected to open during the fourth quarter of 2006. In the fourth quarter 2005, earnings were negatively affected by the very challenging operating environment. Highly competitive loan and deposit pricing and the flat and occasionally inverted yield curve combined to put pressure on the net interest margin. While the flat yield curve will continue to pressure net interest income in 2006, we are confident that our decision to keep the average maturity of our various asset portfolios relatively short has put us in the right position for the future.”

“The credit quality of our loan portfolios remains excellent and loan delinquencies continue at historically low levels. We remain committed to maintaining credit quality during this period of strong loan originations.”

“We continue to benefit from the income diversification provided by our PGB Trust and Investments division which recorded another excellent increase in trust fee income.”

EARNINGS

Net Interest Income

In the fourth quarter of 2005, net interest income, on a fully tax-equivalent basis, was $8.8 million, a decline of $578 thousand or 6.1 percent over the same period last year and a decrease of $200 thousand or 2.2 percent over the third quarter of 2005. On a fully tax-equivalent basis, the net interest margin for the fourth quarter of 2005 was 3.02 percent as compared to 3.78 percent for the same period last year and 3.18 percent in the third quarter of 2005. These declines are primarily the result of the flattening yield curve with funding costs increasing significantly faster than yields on new loan originations and securities purchases. The yield on earning assets increased over the third quarter of 2005 by 13 basis points, while cost of interest-bearing funds increased 36 basis points. The sharp rise in funding costs was due to the raising of short-term interest rates by the Federal Reserve and a change in funding mix into higher cost products.

Average loans for the fourth quarter of 2005 increased $198.3 million or 35.4 percent to $758.0 million from $559.7 million for the fourth quarter of 2004. During this period, the average mortgage loan portfolio grew by $168.9 million or 38.7 percent, while the average commercial loan portfolio grew $25.8 million or 30.7 percent. A majority of the mortgage loan growth was in adjustable-rate residential mortgage loans. The growth in commercial loans reflects new business initiatives with the goal of changing the total loan mix more toward higher yielding commercial and construction loans.

For the fourth quarter of 2005, average deposits grew $117.2 million, or 13.0 percent to $1.02 billion from $899.4 million for the fourth quarter of 2004. Most of the growth in deposits is attributable to the growth in money market accounts and the Fed Flyer CD. Average short-term borrowings increased $50.7 million from $27.1 million in the fourth quarter of 2004 to $77.8 million for the fourth quarter of 2005. Higher average borrowings were used to supplement funding for growth in the loan portfolios. Average demand deposits increased $12.3 million or 7.6 percent in the fourth quarter of 2005 from the year ago period.

For the full year 2005, net interest income, on a fully-tax equivalent basis was $36.3 million, as compared to $35.9 million for 2004, an increase of $400 thousand or 1.1 percent. For the years ended December 31, 2005 and 2004, the fully tax-equivalent net interest margin was 3.27 percent and 3.78 percent, respectively.

Other Income

Other income for the fourth quarter of 2005 was $2.6 million as compared to $1.9 million in the fourth quarter of 2004, an increase of $734 thousand, or 38.4 percent. Fee income generated by PGB Trust and Investments was $1.8 million, an increase of $246 thousand or 15.6 percent over the same quarter a year ago. No securities gains/losses were recorded in the fourth quarter of 2005, as compared to securities losses of $462 thousand in the year ago quarter, including a $560 thousand other-than-temporary non-cash impairment charge on Fannie Mae and Freddie Mac preferred stock.

For the year ended December 31, 2005, other income was $11.5 million as compared to $9.9 million for the year ended December 31, 2004. Trust income grew to $7.6 million from $6.7 million, an increase of $920 thousand or 13.7 percent. The market value of trust assets under management was almost $1.8 billion at December 31, 2005 an increase of 4.1 percent over the level at December 31, 2004. Securities gains were $551 thousand for the year ended December 31, 2005, as compared to $150 thousand for the year ended December 31, 2004.

Other Expenses

For the fourth quarter of 2005, other expenses were $6.9 million compared to $6.5 million for the same quarter of 2004, an increase of $443 thousand or 6.8 percent. Salaries and benefits expense was $3.5 million for the same quarter of 2005, increasing $100 thousand or 2.9 percent. Normal salary increases, branch expansion, higher group health insurance and pension plan costs, offset in part by lower profit sharing plan contributions and a reduced bonus pool, accounted for the increase. Premises and equipment expenses increased to $1.8 million from $1.5 million for the fourth quarter of 2005 as compared to the same period a year ago. This increase was primarily due to the expenses related to the new Morristown and Bridgewater branches.

For the year ended December 31, 2005, other expenses were $27.4 million, an increase of $2.2 million or 8.7 percent as compared to $25.2 million for the previous year. Salaries and benefits costs increased $784 thousand or 5.6 percent for the full year. Premises and equipment expenses increased $1.0 million or 18.3 percent, reflecting investments in new branches and equipment, the future source of growth and higher profitability. All other expense categories increased $370 thousand or 6.6 percent for the year 2005 as compared to 2004.

ASSET QUALITY

At December 31, 2005, non-performing loans totaled $386 thousand or 0.05 percent of total loans as compared to $351 thousand or 0.06 percent at December 31, 2004.

The allowance for loan losses was $6.5 million or 0.85 percent of total loans at December 31, 2005 as compared to $6.0 million or 1.05 percent of total loans at December 31, 2004. Net charge-offs of $2 thousand were recorded in the year ended December 31, 2005 while $63 thousand of net charge-offs were recorded in 2004.

CAPITAL

At December 31, 2005, shareholders’ equity totaled $99.2 million as compared with $94.7 million at December 31, 2004, an increase of $4.5 million or 4.7 percent. The Corporation’s leverage ratio, tier 1 and total risk based capital ratios at December 31, 2005 were 8.66 percent, 16.71 percent and 17.78 percent, respectively.

In accordance with the stock buy back program of 150,000 shares announced on April 15, 2005, the Corporation repurchased 14,000 shares during the fourth quarter of 2005. A total of 30,000 shares were repurchased during 2005.

Peapack-Gladstone Financial Corporation is a bank holding company with total assets of $1.26 billion as of December 31, 2005. Peapack-Gladstone Bank, its wholly owned community bank was established in 1921, and has 20 branches in Somerset, Hunterdon and Morris Counties. Its Trust Division, PGB Trust and Investments, operates at the Bank’s main office located at 190 Main Street in Gladstone and at its Morristown office located at 233 South Street. To learn more about Peapack-Gladstone Financial Corporation and its services please visit our web site at www.pgbank.com or call 908-234-0700.

The foregoing contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not historical facts and include expressions about management’s view of future interest income and net loans, management’s confidence and strategies and management’s expectations about new and existing programs and products, relationships, opportunities and market conditions. These statements may be identified by such forward-looking terminology as “expect”, “look”, “believe”, “anticipate”, “may”, or similar statements or variations of such terms. Actual results may differ materially from such forward-looking statements. Factors that may cause results to differ materially from such forward-looking statements include, but are not limited to, unanticipated costs in connection with new branch openings, an unexpected decline in the direction of the economy in New Jersey, unexpected changes in interest rates, unexpected loan prepayment volume, a decline in levels of loan quality, development of new tax strategies or the disallowance of prior tax strategies and origination volume and a decline in the volume of increase in trust assets or deposits. Peapack-Gladstone assumes no obligation for updating any such forward-looking statements at any time.
(Tables to Follow)

PEAPACK-GLADSTONE FINANCIAL CORPORATION
SELECTED CONSOLIDATED FINANCIAL DATA
UNAUDITED
(Dollars in Thousands, Except Per Share Amounts)

	At or For The Three Months		At or For The Twelve Months
	Ended		Ended
	December 31,		December 31,
	2005	2004	2005	2004
Income Statement Data:
Interest Income	$15,091	$12,108	$55,414	$44,917
Interest Expense	6,535	2,930	20,123	9,860
Net Interest Income	8,556	9,178	35,291	35,057
Provision For Loan Losses	0	150	500	600
Net Interest Income After
Provision For Loan Losses	8,556	9,028	34,791	34,457
Trust Fees	1,825	1,579	7,640	6,720
Other Income	820	794	3,304	3,057
Securities Gains	0	(462)	551	150
Other Expenses	6,949	6,506	27,383	25,191
Income Before Income Taxes	4,252	4,433	18,903	19,193
Income Tax Expense	1,258	1,350	5,773	6,084
Net Income	$2,994	$3,083	$13,130	$13,109

Balance Sheet Data:
Total Assets			$1,255,259	$1,067,395
Federal Funds Sold			2,631	101
Short-Term Investments			1,295	786
Securities Held To Maturity			78,084	87,128
Securities Available For Sale			341,584	354,186
Loans			768,473	572,164
Allowance For Loan Losses			6,502	6,004
Deposits			1,041,996	935,666
Borrowings			109,205	33,394
Shareholders’ Equity			99,155	94,669

Trust Division Assets under
Management (Market
Value, Not Included
Above)			$1,761,846	$1,691,860

Performance Ratios:
Return on Average Assets	0.97%	1.17%	1.12%	1.30%
Return on Average Equity	12.20	13.12	13.49	14.72

PEAPACK-GLADSTONE FINANCIAL CORPORATION
SELECTED CONSOLIDATED FINANCIAL DATA
UNAUDITED
(Dollars in Thousands, Except Per Share Amounts)

	At or For The Three Months		At or For The Twelve Months
	Ended		Ended
	December 31,		December 31,
	2005	2004	2005	2004
Net Interest Margin
(Taxable Equivalent Basis)	3.02%	3.78%	3.27%	3.78%

Asset Quality:
Loans past due over 90 days
And Still Accruing			$47	$0
Non-Accrual Loans			339	351
Net (Charge-Offs)/Recoveries	$(12)	$2	(2)	(63)
Allowance For Loan Losses
To Total Loans			0.85%	1.05%

Per Share Data: (1)
Earnings Per Share (Basic)	$0.36	$0.37	$1.58	$1.60
Earnings Per Share (Diluted)	0.36	0.37	1.56	1.56
Book Value Per Share			11.97	11.48
Dividends Per Share			0.50	0.42

Capital Adequacy:
Tier I Leverage			8.66%	9.18%
Tier I Capital to Risk-
Weighted Assets			16.71	19.02
Tier I & II Capital to
Risk-Weighted Assets			17.78	20.25

PEAPACK-GLADSTONE FINANCIAL CORPORATION
AVERAGE BALANCE SHEET
UNAUDITED
QUARTERS ENDED
(Tax-Equivalent Basis, Dollars in Thousands)

	December 31, 2005			December 31, 2004
	Average	Income/		Average	Income/
	Balance	Expense	Yield	Balance	Expense	Yield
ASSETS:
Interest-Earning Assets:
Investments:
Taxable (1)	$356,867	$3,749	4.20%	$386,050	$3,758	3.89%
Tax-Exempt (1) (2)	50,983	652	5.12	45,762	550	4.81
Loans (2) (3)	757,972	10,921	5.76	559,659	8,004	5.72
Federal Funds Sold	2,835	28	3.91	2,982	15	2.01
Interest-Earning Deposits	809	8	4.07	850	4	1.88
Total Interest-Earning
Assets	1,169,466	$15,358	5.25%	995,303	$12,331	4.96%
Noninterest-Earning Assets:
Cash and Due from Banks	21,858			20,874
Allowance for Loan
Losses	(6,517)			(5,917)
Premises and Equipment	21,540			19,362
Other Assets	23,026			27,779
Total Noninterest-Earning
Assets	59,907			62,098
Total Assets	$1,229,373			$1,057,401

LIABILITIES:
Interest-Bearing Deposits
Checking	$163,344	$381	0.93%	$176,190	$364	0.83%
Money Markets	197,715	1,759	3.56	76,492	259	1.35
Tiered Money Markets	85,746	353	1.65	153,705	436	1.13
Savings	92,223	161	0.70	106,893	170	0.64
Certificates of Deposit	303,015	2,774	3.66	223,817	1,304	2.33
Total Interest-Bearing
Deposits	842,043	5,428	2.58	737,097	2,533	1.37
Borrowings	109,642	1,107	4.04	57,563	397	2.76
Total Interest-Bearing
Liabilities	951,685	6,535	2.75	794,660	2,930	1.47
Noninterest Bearing
Liabilities
Demand Deposits	174,649			162,351
Accrued Expenses and
Other Liabilities	4,891			6,411
Total Noninterest-Bearing
Liabilities	179,540			168,762
Shareholders’ Equity	98,148			93,979
Total Liabilities and
Shareholders’ Equity	$1,229,373			$1,057,401
Net Interest Income		$8,823			$9,401
Net Interest Spread			2.50%			3.49%
Net Interest Margin (4)			3.02%			3.78%

PEAPACK-GLADSTONE FINANCIAL CORPORATION
AVERAGE BALANCE SHEET
UNAUDITED
QUARTERS ENDED
(Tax-Equivalent Basis, Dollars in Thousands)

	December 31, 2005			September 30, 2005
	Average	Income/		Average	Income/
	Balance	Expense	Yield	Balance	Expense	Yield
ASSETS:

Interest-Earning Assets:
Investments:
Taxable (1)	$356,867	$3,749	4.20%	$350,342	$3,567	4.07%
Tax-Exempt (1) (2)	50,983	652	5.12	52,334	638	4.88
Loans (2) (3)	757,972	10,921	5.76	727,517	10,291	5.66
Federal Funds Sold	2,835	28	3.91	2,670	23	3.40
Interest-Earning Deposits	809	8	4.07	1,014	8	3.18
Total Interest-Earning
Assets	1,169,466	$15,358	5.25%	1,133,877	$14,527	5.12%
Noninterest-Earning Assets:
Cash and Due from Banks	21,858			21,171
Allowance for Loan
Losses	(6,517)			(6,367)
Premises and Equipment	21,540			21,606
Other Assets	23,026			24,697
Total Noninterest-Earning
Assets	59,907			61,107
Total Assets	$1,229,373			$1,194,984

LIABILITIES:
Interest-Bearing Deposits
Checking	$163,344	$381	0.93%	$196,156	$674	1.37%
Money Markets	197,715	1,759	3.56	154,565	1,124	2.91
Tiered Money Markets	85,746	353	1.65	95,849	363	1.51
Savings	92,223	161	0.70	98,657	172	0.70
Certificates of Deposit	303,015	2,774	3.66	277,733	2,307	3.32
Total Interest-Bearing
Deposits	842,043	5,428	2.58	822,960	4,640	2.26
Borrowings	109,642	1,107	4.04	96,398	864	3.59
Total Interest-Bearing
Liabilities	951,685	6,535	2.75	919,358	5,504	2.39
Noninterest Bearing
Liabilities
Demand Deposits	174,649			172,421
Accrued Expenses and
Other Liabilities	4,891			4,287
Total Noninterest-Bearing
Liabilities	179,540			176,708
Shareholders’ Equity	98,148			98,918
Total Liabilities and
Shareholders’ Equity	$1,229,373			$1,194,984
Net Interest Income		$8,823			9,023
Net Interest Spread			2.50%			2.73%
Net Interest Margin (4)			3.02%			3.18%

PEAPACK-GLADSTONE FINANCIAL CORPORATION
AVERAGE BALANCE SHEET
UNAUDITED
YEAR-TO-DATE
(Tax-Equivalent Basis, Dollars in Thousands)

	December 31, 2005			December 31, 2004
	Average	Income/		Average	Income/
	Balance	Expense	Yield	Balance	Expense	Yield
ASSETS:
Interest-Earning Assets:
Investments:
Taxable (1)	$373,618	$15,210	4.07%	$418,492	$15,992	3.82%
Tax-Exempt (1) (2)	52,732	2,550	4.84	42,959	2,155	5.02
Loans (2) (3)	682,648	38,593	5.65	483,397	27,566	5.70
Federal Funds Sold	2,253	73	3.26	5,122	58	1.13
Interest-Earning Deposits	807	26	3.17	1,640	19	1.16
Total Interest-Earning
Assets	1,112,058	$56,452	5.08%	951,610	$45,790	4.81%
Noninterest-Earning Assets:
Cash and Due from Banks	21,411			19,832
Allowance for Loan
Losses	(6,271)			(5,710)
Premises and Equipment	21,124			17,785
Other Assets	24,154			26,317
Total Noninterest-Earning
Assets	60,418			58,224
Total Assets	$1,172,476			$1,009,834

LIABILITIES:
Interest-Bearing Deposits
Checking	$191,305	$2,192	1.15%	$159,043	$991	0.62%
Money Markets	147,235	4,107	2.79	68,582	572	0.83
Tiered Money Markets	101,861	1,506	1.48	149,559	1,450	0.97
Savings	99,594	691	0.69	106,518	664	0.62
Certificates of Deposit	273,140	8,609	3.15	222,241	4,834	2.18
Total Interest-Bearing
Deposits	813,135	17,105	2.10	705,943	8,511	1.21
Borrowings	84,490	3,018	3.57	50,416	1,349	2.68
Total Interest-Bearing
Liabilities	897,625	20,123	2.24	756,359	9,860	1.30
Noninterest Bearing
Liabilities
Demand Deposits	172,692			158,151
Accrued Expenses and
Other Liabilities	4,827			6,243
Total Noninterest-Bearing
Liabilities	177,519			164,394
Shareholders’ Equity	97,332			89,081
Total Liabilities and
Shareholders’ Equity	$1,172,476			$1,009,834
Net Interest Income		$36,329			$35,930
Net Interest Spread			2.84%			3.51%
Net Interest Margin (4)			3.27%			3.78%

(1)     Average balances for available-for sale securities are based on amortized cost.
(2)     Interest income is presented on a tax-equivalent basis using a 35 percent federal tax rate.
(3)     Loans are stated net of unearned income and include non-accrual loans.
(4)     Net interest income on a tax-equivalent basis as a percentage of total average interest-earning assets.